Exhibit 10.66

EXECUTION VERSION

DATED 30 MARCH 2007

GE CAPITAL LEASING CORPORATION

As Security Agent

THE FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 1 HERETO

As the Finance Parties

SPANSION JAPAN LIMITED

As the Company

SECURITY AGREEMENT

Schedule 6	Pro Forma Letter to Create Additional Mortgage

Schedule 7	Pro Forma Letter to Create Additional Security Assignment

Schedule 8	Pro Forma Letter to Create Additional Pledge

Schedule 9	Pro Forma Real Property Report

Schedule 10	Pro Forma Movable Property Report

Schedule 11	Pro Forma Instruction of Constructive Delivery

THIS AGREEMENT is made on 30 March 2007.

BETWEEN:

GE CAPITAL LEASING CORPORATION, in its capacity as security agent for and on behalf of each of the Finance Parties (the “Security Agent”, which expression shall include any person for the time being appointed as Security Agent); and

THE FINANCIAL INSTITUTIONS listed in Schedule 1 (List of Finance Parties) hereto; and

SPANSION JAPAN LIMITED (the “Company”).

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Senior Facility Agreement (as defined below).

1.2	In this Agreement:

“Acknowledgement of Pledge” means a written consent of the Insurance Company to the Pledge created pursuant to this Agreement.

“Additional Assigned Machinery” means any Machinery additionally assigned to the Finance Parties pursuant to Clause 5.2 which will be described and identified in the relevant Moveable Property Report or in the relevant Utilisation Request.

“Additional Assigned Movable Property” means any Movable Property additionally assigned to the Finance Parties pursuant to Clause 5.2 which will be described and identified in the relevant Movable Property Report or in the relevant Utilisation Request.

“Additional Mortgaged Property” means any Real Property additionally mortgaged in favour of each of the Finance Parties pursuant to Clause 2.2 which will be described and identified in the relevant Real Property Report.

“Additional Pledged Insurance Claim” means any right or claim against an insurance company arising under or in connection with the insurance policy additionally pledged in favour of each of the Finance Parties pursuant to Clause 11.2.

“Applicable Laws” means the Civil Code and any other laws and rules and regulations (including, without limitation, administrative guidelines or practice) which may apply to any aspect of the transactions contemplated under this Agreement.

“Assigned Inventory” means any inventory, work in progress and raw materials which the Company owns and possesses, or will own and possess, from time to time, at the Initial Mortgaged Property and other places, the items for identification of which are listed in Schedule 4 (Identification Items of Assigned Inventory) hereto.

“Assigned Machinery” means the Initial Assigned Machinery and the Additional Assigned Machinery, collectively.

“Assigned Movable Property” means the Initial Assigned Movable Property and the Additional Assigned Movable Property, collectively.

“Certificate” means a certificate certifying any and all matters registered (zenbu jikou shoumeisho) relevant to the Mortgaged Property.

“Certified Date Stamp” means the certified date stamp (kakutei-hizuke) to be affixed by a Japanese notary.

“Civil Code” means the Civil Code of Japan (Law No. 89 of 1896 as amended).

“Collateral Rights” means all rights, powers and remedies of the Security Agent and the Finance Parties provided by this Agreement or by Applicable Laws.

“Completion Date” means the first Utilisation Date under the Senior Facility Agreement.

“Initial Assigned Machinery” means any Machinery (including the Leased Machinery) owned and possessed by the Company on the date of this Agreement as set out in Schedule 3 (Initial Assigned Movable Property) hereto.

“Initial Assigned Movable Property” means any Movable Property owned and possessed by the Company on the date of this Agreement as set out in Schedule 3 (Initial Assigned Movable Property) hereto.

“Initial Mortgaged Property” means any Real Property owned by the Company on the date of this Agreement as set out in Schedule 2 (Initial Mortgaged Property) hereto.

“Initial Pledged Insurance Claim” means any right or claim against the Insurance Company arising under or in connection with the insurance policies as set out in Schedule 5 (Initial Pledged Insurance Claim) hereto.

“Instruction of Constructive Delivery” means a written notice in respect of the Security Assignment On Assigned Inventory given by the Company to the relevant possessors of the Assigned Inventory, in the form as set out in Schedule 11 (Pro Forma Instruction of Constructive Delivery) hereto.

“Insurance Company” means Tokyo Marine & Nichido Fire Insurance Co., Ltd.

“Land Lease Agreement” means the Land Lease Agreement dated 23 October 2003 between the Company and Fujitsu Limited in connection with the Initial Mortgaged Property as amended, supplemented, novated or restated.

“Leased Machinery” means any Machinery leased to the Company by various lessors as set out in Schedule 3 (Leased Machinery) hereto.

“Machinery” means manufacturing equipment used at the Mortgaged Property.

“Mortgage” means a mortgage created pursuant to Clauses 2.1 and 2.2.

“Mortgaged Property” means the Initial Mortgaged Property and the Additional Mortgaged Property, collectively.

“Movable Property” means the Machinery and any other tangible movable property (other than the Inventory) owned by the Company at the Mortgaged Property.

“Movable Property Report” means the meaning given to it in Clause 15.1.3.

“Movable Property Reporting Date” means the 15th Business Day of the month immediately following the end of each Quarterly Monitoring Period.

“Perfection Law” means the Law Prescribing Exceptions etc. to the Civil Code Requirements for Perfection against a Third Party in an Assignment of Claims and Movables of Japan (Law No. 104 of 1998 as amended).

“Pledge” means a pledge created pursuant to Clauses 11.1 and 11.2.

“Pledged Insurance Claim” means the Initial Pledged Insurance Claim and the Additional Pledged Insurance Claim, collectively.

“Provisional Real Estate Registration” means a provisional registration (kari touki) with respect to or in connection with a mortgage under or pursuant to Applicable Laws with the relevant Legal Affairs Bureau.

“Quarterly Monitoring Period” means each quarterly period ending on 31 March, 30 June, 30 September and 31 December, the first Quarterly Monitoring Period being the period commencing on 1 April 2007 and ending on 30 June 2007.

“Real Estate Registration” means full or permanent registration (hon touki) of whatsoever nature with respect to or in connection with a mortgage under or pursuant to Applicable Laws with the relevant Legal Affairs Bureau.

“Real Property” means real property (fudosan) as defined in Article 86, Paragraph 1 of the Civil Code.

“Real Property Report” has the meaning given to it in Clause 15.1.2.

“Real Property Reporting Date” means the 15th Business Day of the month immediately following the end of each Quarterly Monitoring Period.

“Registration Documents for Movable Property” means all of the documents (in necessary number) necessary, advisable or appropriate in order for the Security Agent to independently (without any further actions or cooperation by the Company) complete a registration of the assignment of the Assigned Machinery or the Assigned Inventory, as the case may be, with the Tokyo Legal Affairs Bureau in accordance with the Perfection Law, which include, without limitation:

(i)	an irrevocable power of attorney in a form and substance satisfactory to the Security Agent, to be issued by the Company in favour of each of the Finance Parties (with power to sub-delegate to its nominees or agents) with respect to the registration above;

(ii)	a certificate of a registered seal impression (inkan shoumei sho) of a representative director (daihyou-torishimariyaku) of the Company; and

(iii)	a certificate of a corporate registry in respect of representative directors (daihyou-jikou shoumei sho).

“Registration Documents for Real Property” means all of the documents (in necessary number) necessary, advisable or appropriate in order for the Security Agent to independently (without any further actions or cooperation by the Company) complete the Provisional Real Estate Registration of the Mortgage and the conversion of the Provisional Real Estate Registration to the Real Estate Registration of the Mortgage with the relevant Legal Affairs Bureau, which include, without limitation:

(i)	a registration certificate (touki zumi kenri sho);

(ii)	a certificate of the cause for the registration (touki gennin shoumei jouhou);

(iii)	an irrevocable power of attorney in a form and substance satisfactory to the Security Agent, to be issued by the Company in favour of each of the Finance Parties (with power to sub-delegate to its nominees or agents) with respect to the registration above;

(iv)	a certificate of a registered seal impression (inkan shoumei sho) of a representative director (daihyou-torishimariyaku) of the Company; and

(v)	a certificate of a corporate registry in respect of representative directors (daihyou-jikou shoumei sho).

“Secured Assets” means the Mortgaged Property, the Assigned Movable Property, the Assigned Inventory, the Pledged Insurance Claim and the Assigned Receivable.

“Secured Obligations” means any and all obligations at any time due, owing or incurred by the Company to all or any of the Finance Parties under the Finance Document, whether present or future, actual or contingent (and whether incurred solely or jointly and whether as principal or surety or in some other capacity), together with:

(i)	all costs, charges and expenses incurred by any Finance Party in connection with the protection, preservation or enforcement of its rights under any other document evidencing or securing any such obligations; and

(ii)	all moneys, obligations and liabilities due, owing or incurred in respect of any variations or increases in the amount or composition of the facilities provided under the Senior Facility Agreement or the obligations and liabilities imposed under such documents.

“Security Assignment On Assigned Inventory” means a security assignment created pursuant to Clause 8.1.

“Security Assignment On Assigned Movable Property” means a security assignment created pursuant to Clauses 5.1 and 5.2.

“Senior Facility Agreement” means the Senior Facility Agreement dated 30 March 2007 by and among the Company, GE Capital Leasing Corporation as mandated lead arranger, certain financial institutions listed therein as lenders, Sumisho Lease Co., Ltd. and Mitsui Leasing & Development, Ltd. as sub-arrangers, GE Capital Leasing Corporation as administrative agent, Resona Bank, Limited as paying agent and the Security Agent.

1.3	In this Agreement:

1.3.1	Unless a contrary indication appears, a reference to: (i) “this Agreement” is a reference to this Agreement as amended, supplemented or novated; (ii) the “Senior Facility Agreement” is a reference to the Senior Facility Agreement as amended, supplemented or novated; (iii) the “Finance Document” is a reference to the Finance Document as amended, supplemented or novated; and (iv) a “Clause” or “Schedule” is a reference to a Clause or Schedule of this Agreement.

1.3.2	Clause and Schedule headings are for ease of reference only.

1.3.3	Any reference to the “Company” shall include its and any subsequent successors and any permitted transferees in accordance with their respective interests.

2.	MORTGAGE

2.1	In order to secure the Secured Obligations, the Company shall create and grant to each of the Finance Parties a first ranking mortgage (teito-ken) on the Initial Mortgaged Property on the Completion Date in accordance with the terms set out below.

(a)	Registered Debt Amount: ¥21,175,000,000 out of the Total Commitments of ¥48,400,000,000, the breakdown of which is as follows.

Mortgagee	Registered Debt Amount/Commitment Amount
GE Capital Asset Finance Corporation	¥4,550,000,000/¥10,400,000,000

Mitsui Leasing & Development, Ltd.	¥4,375,000,000/¥10,000,000,000

Sumisho Lease Co., Ltd.	¥2,187,500,000/¥5,000,000,000

Showa Leasing Co., Ltd.	¥2,187,500,000/¥5,000,000,000

Diamond Lease Company Limited	¥2,187,500,000/¥5,000,000,000

UFJ Central Leasing Co., Ltd.	¥2,187,500,000/¥5,000,000,000

NTT Finance Corporation	¥875,000,000/¥2,000,000,000

Century Leasing System, Inc.	¥875,000,000/¥2,000,000,000

Resona Bank, Limited	¥875,000,000/¥2,000,000,000

Kyodo Leasing Co., Ltd.	¥437,500,000/¥1,000,000,000

BOT Lease Co., Ltd.	¥437,500,000/¥1,000,000,000

(b)	Source: Senior Facility Agreement

(c)	Interest rate provided for in Clause 9.1 of the Senior Facility Agreement; provided that the rate entered in the registry shall be 3.2% per annum (based on the actual number of days elapsed and a year of 365 days)

2.2	In addition to Clause 2.1, the Company shall create and grant to each of the Finance Parties a first ranking mortgage (teito-ken) on the Additional Mortgaged Property by submitting to the Security Agent a letter to create additional securities (tsuika tanpo sashiire shou) in the form set out in Schedule 6 (Pro Forma Letter to Create Additional Mortgage) hereto concurrently with the submission of the Real Property Report pursuant to Clause 15.1.2. If the Security Agent reasonably determines it necessary, the Registered Debt Amount set out in Clause 2.1 (a) shall be increased in an amount equivalent to the fair value of the Additional Mortgaged Property.

3.	REGISTRATION OF MORTGAGE

3.1	On or prior to the Completion Date, the Company shall provide the Security Agent or any of its nominee(s) with the Registration Documents for Real Property in respect of the Initial Mortgaged Property. On the Completion Date, the Company shall file an application for the Provisional Real Estate Registration of the first ranking mortgage created on the Initial Mortgaged Property pursuant to Clause 2.1. After the application for such Provisional Real Estate Registration, the Company shall give all rights and/or authorisations to the Security Agent to receive and keep in its custody any documents used for or in connection with such application.

3.2	In addition to Clause 3.1, the Company shall, concurrently with the submission of the Real Property Report pursuant to Clause 15.1.2, provide the Security Agent or any of its nominee(s) with the Registration Documents for Real Property in respect of the Additional Mortgaged Property. The Company shall, within 15 Business Days of the submission of the Real Property Report pursuant to Clause 15.1.2, file an application for the Provisional Real Estate Registration of the first ranking mortgage created on the Additional Mortgaged Property pursuant to Clause 2.2. After the application for such Provisional Real Estate Registration, the Company shall give all rights and/or authorisations to the Security Agent to receive and keep in its custody any documents used for or in connection with such application.

3.3	Until and unless the Secured Obligations have been fully repaid or otherwise discharged, the Company shall, forthwith upon (a) occurrence of an Event of Default or (b) receipt of the Security Agent’s request when the Security Agent reasonably determines that an Event of Default is likely to occur, take all the steps and procedures necessary to convert the Provisional Real Estate Registration to the Real Estate Registration of the Mortgage, and shall adequately procure the effectiveness and the first ranking nature of the Mortgage.

3.4

Notwithstanding Clauses 3.1 to 3.3, at any time on or after the execution of this Agreement, the Company shall, forthwith upon receipt of the Security Agent’s request, provide the Security Agent or any of its nominee(s) with all of the documents, and otherwise take all of the procedures, necessary, advisable or appropriate in order for the Security Agent to independently (without any further actions or cooperation by the Company) complete the Provisional Real Estate Registration, or conversion of the

Provisional Real Estate Registration to the Real Estate Registration, of the Mortgage, and to receive and keep in its custody any documents used for or in connection with the application therefor. The documents to be provided by the Company to the Security Agent or any of its nominee(s) shall include, without limitation:

(i)	a Certificate certifying the ownership of all the Mortgaged Property

(ii)	an irrevocable power of attorney in a form and substance satisfactory to the Security Agent, to be issued by the Company in favour of each of the Finance Parties (with power to sub-delegate to its nominees or agents) with respect to the Real Estate Registration or the Provisional Real Estate Registration, or conversion of the Provisional Real Estate Registration to the Real Estate Registration, of the Mortgage;

(iii)	a certificate of a registered seal impression (inkan shoumei sho) of a representative director (daihyou-torishimariyaku) of the Company; and

(iv)	a certificate of a corporate registry in respect of representative directors (daihyou-jikou shoumei sho).

3.5	In the case of Clause 3.4 (ii), (iii) and (iv), the Company shall provide the Security Agent or any of its nominee(s) with the relevant documents which shall be adequately updated:

(i)	forthwith upon receipt of the Security Agent’s request;

(ii)	forthwith upon any change in the subject of Clause 3.4 (ii), (iii) or (iv) (including any change in the representative director or any other person who has executed any document or instruments covered by Clause 3.4 (ii)); and

(iii)	in the case of Clause 3.4 (ii), (iii) and (iv), in any event every three (3) months even without the Security Agent’s request.

3.6	The Company shall, immediately after all the procedures for the Real Estate Registration, the Provisional Real Estate Registration or conversion of the Provisional Real Estate Registration to the Real Estate Registration have been completed with respect to the Mortgage, submit or cause to be submitted to the Security Agent or any of its nominee(s) a certified copy of the Certificate evidencing the completion of each such registration. If any amendment or modification is subsequently made in respect of the Mortgage, the same procedures provided for in this Clause 3.6 shall be taken.

4.	ENFORCEMENT OF MORTGAGE

4.1	After the occurrence of an Event of Default, the Security Agent shall be entitled, without prior notice, consent or authority to or from the Company or prior authorisation from any court, to enforce all or any part of the Mortgage or any other security interest created under this Agreement in any manner it sees fit. Without limiting any other rights or powers conferred on the Security Agent and the Finance Parties in connection with the Mortgage or other security interest, the Security Agent, for and on behalf of each of the Finance Parties, shall be entitled to:

(i)	convert the Provisional Real Estate Registration to the Real Estate Registration of the Mortgage and enforce it in accordance with the court-administered proceedings to be prescribed by Applicable Laws;

(ii)	sell or otherwise dispose of any or all of the Mortgaged Property by any means whatsoever in such order, on such terms, and at such time as the Security Agent may reasonably determine at its own discretion; and

(iii)	acquire the Mortgaged Property at the timing and the value which the Security Agent in its discretion determines to be reasonable, as a payment in kind (daibutsu bensai) to be applied towards all or part of the Secured Obligations, in which case the Security Agent shall provide a notice to the Company of such acquisition and the value thereof.

4.2	After the occurrence of an Event of Default, the Company shall, forthwith upon receipt of the Security Agent’s request and at the Company’s own costs and expenses, provide the Security Agent with any and all documents that the Security Agent may deem necessary or appropriate in order to take and complete any of those procedures set out in Clause 4.1.

5.	SECURITY ASSIGNMENT ON ASSIGNED MOVABLE PROPERTY

5.1	In order to secure the Secured Obligations, the Company shall assign to the Finance Parties all of its rights, title and interest, present and future, in, under and to the Initial Assigned Movable Property and create a first ranking co-owned security assignment (joto-tanpo) on the Initial Assigned Movable Property on the Completion Date. The Company shall, on the date of this Agreement, deliver a detailed list in electronic form which identifies any tangible movable property as registered on the fixed asset ledger (kotei shisan daichou) of the Company as of 28 February 2007. The Company shall, on or prior to 20 April 2007, deliver a detailed list in electronic form which identifies any tangible movable property as registered on the fixed asset ledger (kotei shisan daichou) of the Company as of 31 March 2007.

5.2	In addition to Clause 5.1, the Company shall assign to the Finance Parties all of its rights, title and interest, present and future, in, under and to the Additional Assigned Movable Property and create a first ranking co-owned security assignment (joto-tanpo) on such Additional Assigned Movable Property by submitting to the Security Agent a letter to create additional security assignment (tsuika tanpo sashiire shou) in the form set out in Schedule 7 (Pro Forma Letter to Create Additional Security Assignment) hereto concurrently with the submission of (i) the Moveable Property Report pursuant to Clause 15.1.3 or (ii) a Utilization Request pursuant to the Senior Facility Agreement, as the case may be.

5.3	Neither the Security Agent nor any Finance Party shall be under any obligation under any agreement to which the Company is a party or by which it is bound or otherwise in relation to the Assigned Movable Property as a consequence of this Agreement and the Company shall at all times remain liable to perform all obligations in respect of such agreements and the Assigned Movable Property.

6.	PERFECTION OF SECURITY ASSIGNMENT ON ASSIGNED MOVABLE PROPERTY

6.1	On the Completion Date, the Company shall deliver the Initial Assigned Movable Property to the Finance Parties by way of senyu kaitei within the meaning of Article 183 of the Civil Code.

6.2	In addition to Clause 6.1, on or prior to the date which is 10 Business Days prior to the Completion Date, the Company shall provide the Security Agent or any of its nominee(s) with the Registration Documents for Movable Property in respect of the Initial Assigned Machinery. The Company shall, on the Completion Date, file an application for a registration of the assignment of the Initial Assigned Machinery with the Tokyo Legal Affairs Bureau in accordance with the Perfection Law.

6.3	Upon the creation of the security assignment (joto-tanpo) pursuant to Clause 5.2, the Company shall deliver the Additional Assigned Movable Property to the Finance Parties by way of senyu kaitei within the meaning of Article 183 of the Civil Code.

6.4	In addition to Clause 6.3, the Company shall, concurrently with the submission of the Moveable Property Report pursuant to Clause 15.1.3 or a Utilization Request pursuant to the Senior Facility Agreement, as the case may be, provide the Security Agent or any of its nominee(s) with the Registration Documents for Movable Property in respect of the Additional Assigned Machinery. The Company shall, within 15 Business Days of the submission of the Moveable Property Report pursuant to Clause 15.1.3 or a Utilization Request pursuant to the Senior Facility Agreement, as the case may be, file an application for a registration of the assignment of the Additional Assigned Machinery with the Tokyo Legal Affairs Bureau in accordance with the Perfection Law.

6.5	The Company shall, at its sole costs and expenses and forthwith upon receipt of the Security Agent’s instruction, prepare, execute and deliver to the Security Agent all documents and instruments, and otherwise take all actions, that are necessary or appropriate to create or grant a security assignment and/or any other security interest, and perfect such security assignment or other security interest in favour of the Finance Parties on the Assigned Movable Property pursuant to the terms and conditions of this Agreement and all Applicable Laws.

7.	EXERCISE OF RIGHTS AND ENFORCEMENT OF SECURITY ASSIGNMENT ON ASSIGNED MOVABLE PROPERTY

After the occurrence of an Event of Default, the Security Agent shall be entitled, without prior notice, consent or authority to or from the Company or prior authorisation from any court, to enforce all or any part of the Security Assignment On Assigned Movable Property or any other security interest created under this Agreement in any manner it sees fit. Without limiting any other rights or powers conferred on the Security Agent and the Finance Parties in connection with the Security Assignment On Assigned Movable Property or other security interest, the Security Agent, for and on behalf of the Finance Parties, shall be entitled to:

(i)	exercise any and all of the rights, remedies and powers of each of the Company in respect of the Assigned Movable Property;

(ii)	acquire the definitive title to the Assigned Movable Property or sell or otherwise dispose of any or all of the Assigned Movable Property, in such order, on such terms, and at such time, as the Security Agent may reasonably determine in its sole discretion; and

(iii)	otherwise enforce such security assignment or other security interest pursuant to the relevant provisions of this Agreement and all Applicable Laws.

8.	SECURITY ASSIGNMENT ON ASSIGNED INVENTORY

8.1	In order to secure the Secured Obligations, the Company shall assign to the Finance Parties all of its rights, title and interest, present and future, in, under and to the Assigned Inventory and create a first ranking co-owned security assignment (joto-tanpo) on the Assigned Inventory on the Completion Date.

8.2	Neither the Security Agent nor any Finance Party shall be under any obligation under any agreement to which the Company is a party or by which it is bound or otherwise in relation to the Assigned Inventory as a consequence of this Agreement and the Company shall at all times remain liable to perform all obligations in respect of such agreements and the Assigned Inventory.

9.	PERFECTION OF SECURITY ASSIGNMENT ON ASSIGNED INVENTORY

9.1	On the Completion Date, the Company shall deliver to the Finance Parties (i) the Assigned Inventory possessed by the Company by way of senyu kaitei within the meaning of Article 183 of the Civil Code and (ii) the Assigned Inventory possessed by the parties other than the Company by way of sashizu ni yoru senyu iten within the meaning of Article 184 of the Civil Code, by sending the Instruction of Constructive Delivery in the form set out in Schedule 11 (Pro Forma Instruction of Constructive Delivery) hereto, as the case may be. The Instruction of Constructive Delivery shall be sent by way of a content-certified registered mail (haitatsu shoumei-tsuki naiyo shoumei yubin) on or prior to the date which is 10 Business Days prior to the Completion Date and the Company shall submit the delivery certificate, together with a copy of such mail, to the Security Agent promptly after its receipt.

9.2	In addition to Clause 9.1, on or prior to the date which is 10 Business Days prior to the Completion Date, the Company shall provide the Security Agent or any of its nominee(s) with the Registration Documents for Movable Property. The Company shall, on the Completion Date, file an application for a registration of the assignment of the Assigned Inventory with the Tokyo Legal Affairs Bureau in accordance with the Perfection Law.

9.3	The steps prescribed in Clauses 9.1 and 9.2 shall be taken by the Company for the purpose of perfection of any change in the location of the Assigned Inventory. In this case, the Completion Date in Clauses 9.1 and 9.2 shall be read as the date on which such change will be made.

9.4	The Company shall, at its sole costs and expenses and forthwith upon receipt of the Security Agent’s instruction, prepare, execute and deliver to the Security Agent all documents and instruments, and otherwise take all actions, that are necessary or appropriate to create or grant a security assignment and/or any other security interest, and perfect such security assignment or other security interest in favour of the Finance Parties on the Assigned Inventory pursuant to the terms and conditions of this Agreement and all Applicable Laws.

10.	EXERCISE OF RIGHTS AND ENFORCEMENT OF SECURITY ASSIGNMENT ON ASSIGNED INVENTORY

After the occurrence of an Event of Default, the Security Agent shall be entitled, without prior notice, consent or authority to or from the Company or prior authorisation from any court, to enforce all or any part of the Security Assignment On Assigned Inventory or any other security interest created under this Agreement in any manner it sees fit. Without limiting any other rights or powers conferred on the Security Agent and the Finance Parties in connection with the Security Assignment On Assigned Inventory or other security interest, the Security Agent, for and on behalf of the Finance Parties, shall be entitled to:

(i)	exercise any and all of the rights, remedies and powers of each of the Company in respect of the Assigned Inventory;

(ii)	acquire the definitive title to the Assigned Inventory or sell or otherwise dispose of any or all of the Assigned Inventory, in such order, on such terms, and at such time, as the Security Agent may reasonably determine in its sole discretion; and

(iii)	otherwise enforce such security assignment or other security interest pursuant to the relevant provisions of this Agreement and all Applicable Laws.

11.	PLEDGE ON INSURANCE CLAIM

11.1	In order to secure the Secured Obligations, the Company shall create a first ranking pledge (shichi-ken) in favour of each of the Finance Parties on the Initial Pledged Insurance Claim on the Completion Date.

11.2	In addition to Clause 11.1, the Company shall create a first ranking pledge (shichi-ken) in favour of each of the Finance Parties by submitting to the Security Agent a letter to create additional security assignment (tsuika tanpo sashiire shou) in the form set out in Schedule 8 (Pro Forma Letter to Create Additional Pledge) hereto concurrently with the notice of the Company to the Security Agent pursuant to Clause 15.1.4.

12.	PERFECTION OF PLEDGE

12.1	The Company shall, promptly after the Completion Date, obtain the original Acknowledgement of Pledge duly executed by or on behalf of the Insurance Company with a Certified Date Stamp affixed and submit it, together with the original of the relevant insurance policies, to the Security Agent who shall hold them for and on behalf of each of the Finance Parties.

12.2	The Company shall, upon the notice to the Security Agent pursuant to Clause 15.1.4, obtain the original Acknowledgement of Pledge duly executed by or on behalf of the relevant insurance company with a Certified Date Stamp affixed and submit it, together with the original of the relevant insurance policies, to the Security Agent who shall hold them for and on behalf of each of the Finance Parties.

12.3

In addition to Clause 12.1, the Company shall, at its sole cost and expense and forthwith upon receipt of the Security Agent’s instruction, prepare, execute and deliver to the Security Agent all documents and instruments, and otherwise take all actions, that are necessary or appropriate to create or grant a pledge and/or any other security interest, and perfect such pledge or other security interest in favour of any or all of the Finance Parties on the Pledged Insurance Claim pursuant to the terms and conditions of this Agreement and all Applicable Laws.

13.	EXERCISE OF RIGHTS AND ENFORCEMENT OF PLEDGE

13.1	Subject always to the terms of this Agreement, the Company shall be entitled to exercise all rights and powers arising under the Pledged Insurance Claim until notified in writing by the Security Agent that an Event of Default has occurred under the Senior Facility Agreement. The Security Agent shall be entitled to exercise, upon giving the Company such notice of occurrence of an Event of Default, all of those rights and powers when they arise and the Company shall thereupon cease to exercise any of those rights or powers.

13.2	After the occurrence of an Event of Default, the Security Agent shall be entitled, without prior notice, consent or authority to or from the Company or prior authorisation from any court, to enforce all or any part of the Pledge or any other security interest created under this Agreement in any manner it sees fit. Without limiting any other rights or powers conferred on the Security Agent and the Finance Parties in connection with the Pledge or other security interest, the Security Agent, for and on behalf of each of the Finance Parties, shall be entitled to:

(i)	exercise any and all of the Company’s rights, remedies and powers in respect of the Pledged Insurance Claim including, without limitation, collecting or receiving any payments from the Insurance Company;

(ii)	direct the Company and notify the Insurance Company of such direction with respect to the exercise (or non-exercise) of the powers and rights conferred on or exercisable by the owner of the Pledged Insurance Claim in such manners and on such terms as the Security Agent thinks fit, and the proceeds of any such action shall form part of the Pledged Insurance Claim;

(iii)	acquire the definitive title to the Pledged Insurance Claim or sell or otherwise dispose of any or all of the Pledged Insurance Claim, in such order, on such terms, and at such time, as the Security Agent may reasonably determine in its sole discretion; and

(iv)	otherwise enforce such pledge or other security interest pursuant to the relevant provisions of this Agreement and all Applicable Laws.

14.	TERMINATION

14.1	Upon the Secured Obligations being irrevocably discharged in full, and neither the Security Agent nor any of the Finance Parties having any further actual or contingent obligations to make advances or provide other financial accommodation to the Company or any other person under the Senior Facility Agreement, (i) all security interests created or granted by this Agreement shall be automatically cancelled and (ii) the Security Agent shall, upon receipt of the Company’s request, at the Company’s own cost and expense and on behalf of the Finance Parties, procure the re-transfer or release to the Company of the Secured Assets without recourse to, and without any representations or warranties by, the Security Agent or any of its nominee(s).

14.2	If the Security Agent at any time reasonably considers that any amount paid or credited to the Finance Parties in respect of the Secured Obligations is capable of being avoided or reduced by virtue of any bankruptcy, insolvency, liquidation, reorganisation, rehabilitation, avoidance or similar laws, (i) the liability of the Company under this Agreement and the security interest created or granted by this Agreement shall continue to be effective or be restored as the case may be, (ii) such amount shall not be considered to have been irrevocably discharged and (iii) the Company shall take any and all actions and steps necessary or appropriate at such time to perfect such security interest.

14.3	The Company may request to the Security Agent in writing a release of certain portion of the security interests created or granted by this Agreement to the extent permitted under the Senior Facility Agreement and such portion of the security interests shall be released upon receipt of such request by the Security Agent in accordance with the Senior Facility Agreement.

15.	COMPANY’S UNDERTAKING AND REPRESENTATIONS

15.1	So long as the Secured Obligations are outstanding, the Company shall:

15.1.1	promptly notify the Security Agent of any Secured Assets which is contested or any circumstances which give rise, or may reasonably be expected to give rise, to a claim on or with respect to any of the Secured Assets;

15.1.2	(i) on or prior to the relevant Real Property Reporting Date or (ii) upon request of the Security Agent, deliver a report (the “Real Property Report”) stating the status of the Real Property that it owns (including, but not limited to, the Mortgaged Property) as of the end of each Quarterly Monitoring Period in the form set out in Schedule 9 (Pro-Forma Real Property Report) hereto;

15.1.3	(i) on or prior to the relevant Movable Property Reporting Date or (ii) upon request of the Security Agent, deliver a report (the “Movable Property Report”) stating the status of the Movable Property and the Assigned Inventory that it owns and possesses at the Mortgaged Property (including, but not limited to, the Assigned Movable Property) as of the end of each Quarterly Monitoring Period in the form set out in Schedule 10 (Pro-Forma Movable Property Report) hereto;

15.1.4	promptly notify the Security Agent of any renewal of an existing insurance policy and any new insurance policy which the Company purchases;

15.1.5	purchase the Leased Machinery from the relevant lessors and acquire the legal title to the Leased Machinery on the Completion Date;

15.1.6	upon reasonable request of the Security Agent, provide additional information regarding the Secured Assets;

15.1.7	make reasonable efforts to obtain a written consent of Fujitsu Limited to the assignment to any Finance Party or any third party of the leasehold under the Land Lease Agreement upon the assignment of the title to the Mortgaged Property to such Finance Party or third party by the foreclosure or any other disposition of the Mortgaged Property;

15.1.8	amend the Land Lease Agreement or enter into a land lease agreement with Fujitsu Limited or any other land owner for the use of the land on which the Additional Mortgaged Property is located, if the use of such land is not authorised by Fujitsu Limited under the Land Lease Agreement; and

15.1.9	cooperate with an appraiser as designated by the Security Agent in doing an appraisal of the value of the Mortgaged Property, the Assigned Movable Property or the Assigned Inventory, as the case may be.

15.2	The Company represents and warrants to the Security Agent and each of the Finance Parties on the date of execution of this Agreement, the Completion Date and each date of creation of any security interests pursuant to this Agreement that:

15.2.1	the Company is, and will be, the sole legal and beneficial owner of the Secured Assets free from any security interest except as created by this Agreement;

15.2.2	the Company has not sold, created or granted any security interest on, or disposed of (and will not sell, so create or grant, or dispose of), any of its rights, title and interest in and to the Secured Assets except as permitted by this Agreement or the Finance Document;

15.2.3	the Company has and will have the necessary power and authority to enable it to enter into, and perform its obligations under, this Agreement;

15.2.4	other than those expressly provided in this Agreement or set out in the Senior Facility Agreement, no consent of any person (including, without limitation, partners, members, shareholders or creditors of the Company or of any subsidiary of the Company) and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required in connection with any aspect of the transactions contemplated by this Agreement including, but not limited to:

(i)	the execution, delivery and performance by the Company, and the validity or enforceability, of this Agreement;

(ii)	the perfection or maintenance of the security interest in the form of mortgage (teitouken), security assignment (joto-tanpo) or pledge (shichiken) created or granted, or intended to be created or granted, by this Agreement (including the first ranking nature of such security interest); or

(iii)	the exercise by the Security Agent of the rights provided for in this Agreement;

15.2.5	this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganisation, moratorium or other laws affecting creditors’ rights generally, and creates a first ranking security on the Secured Assets;

15.2.6	No (a) corporate action, legal proceedings or other procedure or step described in paragraph (a) of Clause 21.7 (Insolvency proceedings) of the Senior Facility

Agreement or (b) creditors’ process described in Clause 21.8 (Creditors’ Process) of the Senior Facility Agreement has been taken or, to the knowledge of the Company, threatened in relation to the Company and none of the circumstances described in Clause 21.6 (Insolvency) of the Senior Facility Agreement applies to the Company;

15.2.7	neither the creation or granting of the security interest on or with respect to any of the Secured Assets pursuant to this Agreement nor the exercise by the Security Agent of any right or remedy contained in this Agreement violates any Applicable Law, any provision of constitutional documents of the Company or any agreement to which the Company is a party;

15.2.8	the Pledged Insurance Claim is a legal, valid, binding and enforceable obligation against the Insurance Company and other relevant insurance companies;

15.2.9	the Secured Assets are not subject to any dispositions, attachment, provisional attachment, tax delinquency disposition, security interests, encumbrances, licenses or any other interests or rights of other person except as created by this Agreement;

15.2.10	no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which are individually or in the aggregate reasonably likely to have a Material Adverse Effect have, to the best of its knowledge and belief (having made due and careful enquiry), been started or threatened with respect to the Secured Assets;

15.2.11	Any and all insurance premiums, fees or whatsoever which has become due and payable by the Company in respect of the Pledged Insurance Claim has been duly paid by the Company and there is no outstanding amount payable by the Company; and

15.2.12	The Company maintains no casualty insurance policies in relation to the same objectives as set out in the Pledged Insurance Claim, except the Pledged Insurance Claim.

16.	POWER OF ATTORNEY

16.1	The Company irrevocably appoints the Security Agent to be its true and lawful attorney-in-fact and in its name, on its behalf and as its act and deed, to execute, deliver and perfect, or cause to be executed, delivered and perfected, all documents including:

(i)	any document that the Security Agent may reasonably consider to be necessary:

(a)	for the Company to perform its obligations under this Agreement;

(b)	to exercise or enforce any of the Collateral Rights; or

(c)	to exercise or enforce any of the rights conferred on the Security Agent by this Agreement or by law;

or

(ii)	any documents required or desirable in respect of the Real Estate Registration, the Provisional Real Estate Registration, or conversion of the Provisional Real Estate Registration to the Real Estate Registration, of the Mortgage.

16.2	The Company shall ratify and confirm all things done and all documents executed by the Security Agent in the exercise of this power of attorney.

16.3	The Security Agent shall be authorized to appoint, at the Company’s costs and expenses, any appropriate person as the true and lawful attorney-in-fact on behalf of the Security Agent if the Security Agent deems it appropriate to exercise its rights or perform its obligations under this Agreement through such attorney-in-fact.

17.	COMPANY’S OBLIGATIONS

Neither the obligations and responsibilities of the Company nor any of the Collateral Rights shall be discharged, impaired or otherwise affected by:

(i)	any corporate action, legal proceedings or other procedure or step described in paragraph (a) of Clause 21.7 (Insolvency proceedings) of the Senior Facility Agreement, any creditors’ process described in Clause 21.8 (Creditors’ Process) of the Senior Facility Agreement, any circumstances described in Clause 21.6 (Insolvency) of the Senior Facility Agreement or other change in relation to the Company or any other company, corporation, partnership or other person;

(ii)	any of the Secured Obligations being at any time illegal, invalid, unenforceable or ineffective;

(iii)	any time or other indulgence being granted to the Company or any other company, corporation, partnership or other person;

(iv)	any amendment, variation, waiver or release of any of the Secured Obligations;

(v)	any failure to take or realise the value of any other collateral in respect of the Secured Obligations or any release, discharge, exchange or substitution of any such collateral; or

(vi)	any other act, event or omission which but for this provision would or might operate to impair, discharge or otherwise affect the obligations of the Company under this Agreement or the Collateral Rights.

18.	EFFECTIVENESS OF SECURITY

18.1	The security interests created or granted by this Agreement and the Collateral Rights shall be cumulative, in addition to and independent of every other security which the Security Agent may at any time hold for the Secured Obligations or any rights, powers and remedies provided by law. No prior security held by the Security Agent over the whole or any part of the Secured Assets shall merge into the security interests created or granted by this Agreement.

18.2	Subject to Clause 14.3, this Agreement shall remain in full force and effect as a continuing arrangement unless and until the Security Agent and the Finance Parties discharge it and shall not cease by reason of any intermediate payment or satisfaction of all or any of the Secured Obligations or for any other reason.

18.3	No failure to exercise, nor any delay in exercising, on the part of the Security Agent or any Finance Party, any Collateral Right shall operate as a waiver, nor shall any single or partial exercise of a Collateral Right prevent any further or other exercise of that or any other Collateral Right.

18.4	Any settlement or discharge under this Agreement shall be conditional upon no security or payment to the Security Agent or any Finance Party by or on behalf of the Company being avoided or reduced by virtue of any bankruptcy, insolvency, liquidation, reorganisation, rehabilitation, avoidance or similar laws of general application and shall in those circumstances be void.

18.5	Neither the Security Agent nor any Finance Party shall be obliged to make any demand of the Company, to take any action or obtain judgment in any court against the Company, to make or file any proof or claim in a liquidation or insolvency of the Company, or to enforce or seek to enforce any other security in respect of the Secured Obligations before exercising any Collateral Right.

18.6	So long as the Company is under any actual or contingent obligation in respect of the Secured Obligations, the Company shall not exercise any right which it may at any time have, by reason of the performance of its obligations under this Agreement, to be indemnified by any other company or to claim any contribution from any other person or to take the benefit (whether by subrogation or otherwise) of any right, entitlement, interest or remedy which the Security Agent or any Finance Party may hold in relation to the Secured Obligations.

18.7	Neither the obligations and responsibilities of the Company contained in this Agreement nor the Collateral Rights shall be discharged, impaired or otherwise affected by:

(i)	any amendment to, or any variation, waiver or release of, any of other security;

(ii)	any failure to take, or fully to take, any security agreed to be taken in relation to any of the Secured Obligations;

(iii)	any failure to realize or fully to realize the value of, or any release, discharge, exchange or substitution of, any security taken in respect of any of the Secured Obligations; or

(iv)	any other act or omission which, but for this Clause, might operate to discharge, impair or otherwise affect any of the obligations of the Company contained in this Agreement or any of the Collateral Rights.

19.	COSTS AND EXPENSES AND LIABILITY

19.1	The Company shall, forthwith upon the Security Agent’s request, reimburse the Security Agent for all reasonable, documented out-of-pocket costs and expenses (including reasonable legal fees and disbursements, registration taxes, stamp duties and any consumption tax) incurred by the Security Agent and its attorneys in connection with:

(i)	the preparation, printing and execution of this Agreement or otherwise in relation to it;

(ii)	the syndication of the Senior Facility Agreement;

(iii)	the perfection or enforcement of the security interests created or granted by this Agreement;

(iv)	the exercise of any Collateral Right; or

(v)	the Real Estate Registration, the Provisional Real Estate Registration, and conversion of the Provisional Real Estate Registration to the Real Estate Registration, of the Mortgage, or any cancellation or change therein (excluding the registration in connection with a change of a Lender after the Syndication Date save for any change of a Lender requested by the Company), together with interest from the date the costs and expenses were incurred to the date of payment in full at such rates as the Security Agent may reasonably determine.

19.2	Without limiting any responsibility of any Lender to the Borrower under the Senior Facility Agreement, none of the Security Agent, its nominee(s) or any Finance Party shall be liable by reason of:

(i)	taking any action permitted by this Agreement;

(ii)	any neglect or default in connection with the Secured Assets; or

(iii)	the taking possession or realisation of all or any part of the Secured Assets;

except in the case of gross negligence or wilful default upon its part.

20.	ASSIGNMENT AND TRANSFER

20.1	The Company may not assign or transfer any of its rights, benefits and/or obligations under this Agreement.

20.2	The Security Agent and/or any Finance Party may assign all or any of their rights and/or obligations under this Agreement to another party together with the Secured Obligations to the extent that they are permitted to assign the Secured Obligations to that party in accordance with the terms of the Senior Facility Agreement.

20.3	In the event that the Security Agent and/or any Finance Party makes an assignment pursuant to Clause 20.2, then:

20.3.1	the assignee shall be included in the term “Finance Parties” under this Agreement;

20.3.2	the obligations of the Company in respect of the Secured Obligations so assigned shall continue to be the “Secured Obligations”; and

20.3.3	such Secured Obligations shall be secured, or continue to be secured, by the security interests created or granted by this Agreement subject to Applicable Laws,

and, the Finance Parties, the Company and the Security Agent hereby consent to the matters described in Clauses 20.3.1 through 20.3.3 and, unless otherwise provided in the Senior Facility Agreement, the Company and the Security Agent (on behalf of itself and the Finance Parties) shall countersign any relevant assignment. The provisions of this Agreement with respect to the creation, perfection and enforcement of the security interests in favour of such assignee or transferee shall apply mutatis mutandis to any security interest created, or continuing to be valid and effective, pursuant to the provisions of this Clause 20.3.

20.4	No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the security interest created or granted in favour of the Finance Parties by this Agreement.

21.	SUCCESSORS

This Agreement shall remain in full force and effect despite any amalgamation or merger (however effected) relating to the Security Agent and/or any Finance Party; and references to the Security Agent and/or any Finance Party shall include any assignee or successor in title of the Security Agent and/or any Finance Party and any person who, under the laws of its jurisdiction of incorporation or domicile, has assumed the rights and obligations of the Security Agent and/or any Finance Party or to which, under such laws, those rights and obligations have been transferred.

22.	NOTICES

Any communication to be made by one person to another under or in connection with this Agreement shall be made in accordance with Clause 30 of the Senior Facility Agreement.

23.	PARTIAL INVALIDITY

If at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement, nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

24.	MISCELLANEOUS

24.1	All actions taken by the Security Agent, all rights and benefits granted to the Security Agent and all covenants, representations and warranties made to the Security Agent under this Agreement are taken, granted or made, as the case may be, for and on behalf of itself and the Finance Parties.

24.2	This Agreement may be executed in any number of counterparts, each of which shall be an original and all of such counterparts taken together shall constitute one and the same instrument.

24.3	This Agreement is executed in, and the governing language shall be, English. Any translation in any other language shall have no legal effect.

25.	GOVERNING LAW AND JURISDICTION

25.1	Governing Law

This Agreement shall be governed by and interpreted in accordance with the laws of Japan.

25.2	Jurisdiction

(i)	The Tokyo District Court, to which each of the parties irrevocably submits, has the exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement).

(ii)	This Clause 25.2 is for the benefit of the Security Agent and the Finance Parties only. As a result, neither the Security Agent nor any Finance Party shall be prevented from taking proceedings in relation to any dispute arising in relation to this Agreement in any other courts with jurisdiction.

IN WITNESS WHEREOF the parties hereto have caused their authorised representatives to execute this Agreement on the date specified above.

Security Agent
GE CAPITAL LEASING CORPORATION

By:	/s/ Takuji Tohyama

Name:	Takuji Tohyama

Title:	Representative Director

Finance Parties
By GE CAPITAL LEASING CORPORATION, as agent for and on behalf of each of the Finance Parties

By:	/s/ Takuji Tohyama

Name:	Takuji Tohyama

Title:	Representative Director

Company
SPANSION JAPAN LIMITED

By:	/s/ Masao Taguchi

Name:	Masao Taguchi

Title:	President and Representiative Director

SCHEDULE 1

List of Finance Parties

Finance Party

GE Capital Asset Finance Corporation

Mitsui Leasing & Development, Ltd.

Sumisho Lease Co., Ltd.

Resona Bank, Limited

Showa Leasing Co., Ltd.

Diamond Lease Company Limited

UFJ Central Leasing Co., Ltd.

NTT Finance Corporation

Century Leasing System, Inc.

Kyodo Leasing Co., Ltd.

BOT Lease Co., Ltd.

GE Capital Leasing Corporation

SCHEDULE 2

Initial Mortgaged Property

Buildings

Location:	1-11, Aza-Higashi Takaku, Ohaza-Takahu, Kozashi-cho, Aizuwakamatsu-shi

Building Number:	1-11

I. Main Building

Category:	Fab
Structure:	RC and steel construction with galvanized sheet iron roof, 4-story building
Floor space:	1st Floor 12562.17 sq. m.
2nd Floor 1940.94 sq. m.
3rd Floor 4879.27 sq. m.
4th Floor 4944.77 sq. m.

II. Ancillary Buildings

Building 1
Category:	Fab
Structure:	RC and steel construction with galvanized sheet iron roof, 4-story building with 1st basement
Floor space:	1st Floor 34265.00 sq. m.
2nd Floor 4062.00 sq. m.
3rd Floor 17050.00 sq. m.
4th Floor 836.67 sq. m./1st basement

Building 2
Category:	Power generating room
Structure:	Steel construction with flat roof, 1-story building
Floor space:	2340.00 sq. m.

Building 3
Category:	Bam
Structure:	CB construction with galvanized sheet iron roof, 1-story building
Floor space:	25.22 sq. m.

Building 4
Category:	Storage
Structure:	Steel construction with galvanized sheet iron roof, 1-story building
Floor space:	80.04 sq. m.

Building 5
Category:	Warehouse
Structure:	CB construction with galvanized sheet iron roof, 1-story building
Floor space:	47.77 sq. m.

Building 6
Category:	Guard room
Structure:	Steel construction with flat roof, 1-story building
Floor space:	72.00 sq. m.

Building 7
Category:	Car garage
Structure:	Steel construction with flat roof, 1-story building
Floor space:	78.23 sq. m.

SCHEDULE 3

Initial Assigned Movable Property

1.	Initial Assigned Machinery

As listed in the Exhibit.

2.	Leased Machinery

As listed in the Exhibit.

3.	Other Initial Assigned Movable Property

Movable property listed in the Exhibit, provided that the Initial Assigned Machinery and leased property from third parties (except Leased Machinery) are excluded.

SCHEDULE 4

Identification Items of Assigned Inventory

As listed in the Exhibit.

SCHEDULE 5

Initial Pledged Insurance Claim

1. Insurance policy by and among Spansion Japan Limited, Tokio Marine & Nichido Fire Insurance Co., Ltd., Mitsui Sumitomo Insurance Company, Limited, Aioi Insurance Co., Ltd., and NIPPONKOA Insurance Company, Limited. Details are shown below:

Policy number:	9835898894	Category of pledged insurance:		Floater insurance for corporate property

Insured amount:	JPY303,509,774	Insurance term:	From:	February 27, 2007	1 year
			To:	February 27, 2008

Object insured:	As described in the insurance policy whose policy number is listed above.

2. Insurance policy by and between Spansion Japan Limited and Tokio Marine & Nichido Fire Insurance Co., Ltd. Details are shown below:

Policy number:	6005933810	Category of pledged insurance:		Logistics total insurance
Insured amount/value:

(i) During transport: Invoiced value

(ii) During storage: Fabricating cost or invoiced value

(iii) During process: such amount as calculated based on the total of the value of the object insured right before processing operation and processing fees and other expenses needed for such process of the object insured until damage

		Insurance term:	From:	February 28, 2007	1 year
			To:	February 28, 2008
Object insured:	(i) inventory assets owned by the insured person, (ii) inventory assets and repairs which are accepted, used or managed by the insured person, (iii) equipment and fixtures (including one(s) for demonstration) owned by the insured person, and (iv) equipment and fixtures (including one(s) for demonstration) which are accepted, used or managed by the insured person.

SCHEDULE 6

Pro Forma Letter to Create Additional Mortgage

[Date], [Year]

To	[Address]

GE Capital Leasing Corporation (the “Security Agent”)

[Address]

Spansion Japan Limited (the “Company”)

Representative Director:

1.	Pursuant to Clause 2.2 of the Security Agreement dated 30 March 2007 among the Security Agent, the financial institutions listed therein and the Company (the “Security Agreement”, as amended), the Company hereby creates and grants to each of the Finance Parties a first ranking mortgage (teito-ken) over the Real Property (the “Additional Real Property”) owned by the Company and listed in the attached List of Property in order to secure the Secured Obligations.

2.	The Company shall, within 15 Business Days of the date hereof, file an application for the Provisional Real Estate Registration of the first ranking mortgage created pursuant to Paragraph 1 of this letter.

3.	The Additional Real Property shall constitute the “Additional Mortgaged Property” and be subject to security pursuant to the Security Agreement. Unless otherwise provided in this letter, the provisions of the Security Agreement shall apply to the Additional Real Property.

4.	Unless a contrary indication appears, a term defined in the Security Agreement or by reference therein has the same meaning when used in this letter.

SCHEDULE 7

Pro Forma Letter to Create Additional Security Assignment

[Date], [Year]

To	[Address]

GE Capital Leasing Corporation (the “Security Agent”)

[Address]

Spansion Japan Limited (the “Company”)

Representative Director:

1.	Pursuant to Clause 5.2 of the Security Agreement dated 30 March 2007 among the Security Agent, the financial institutions listed therein and the Company (the “Security Agreement”, as amended), the Company hereby assigns to the Finance Parties all of its rights, title and interests, present and future, in, under and to the Movable Property (the “Additional Movable Property”) owned by the Company and listed in the attached List of Property and creates a first ranking co-owned security assignment (joto-tanpo) on the Additional Movable Property in order to secure the Secured Obligations.

2.	The Company hereby delivers the Additional Movable Property to the Finance Parties by way of senyu kaitei within the meaning of Article 183 of the Civil Code.

3.	The Company does not have any intention to assign any Movable Property on which a first ranking co-owned security assignment (joto-tanpo) has been already created in favour of the Finance Parties and create any security assignment thereon, and does not intend to deliver such Movable Property as set out in the preceding paragraph.

4.	The Company shall, within 15 Business Days of the date hereof, file an application for a registration of the assignment of the Additional Movable Property with the Tokyo Legal Affairs Bureau in accordance with the Perfection Law.

5.	The Additional Movable Property shall constitute the “Additional Assigned Movable Property” and be subject to security pursuant to the Security Agreement. Unless otherwise provided in this letter, the provisions of the Security Agreement shall apply to the Additional Movable Property.

6.	Unless a contrary indication appears, a term defined in the Security Agreement or by reference therein has the same meaning when used in this letter.

SCHEDULE 8

Pro Forma Letter to Create Additional Pledge

[Date], [Year]

To	[Address]

GE Capital Leasing Corporation (the “Security Agent”)

[Address]

Spansion Japan Limited (the “Company”)

Representative Director:

1.	Pursuant to Clause 11.2 of the Security Agreement dated 30 March 2007 among the Security Agent, the financial institutions listed therein and the Company (the “Security Agreement”, as amended), the Company hereby creates a first ranking pledge (shichi-ken) in favour of each of the Finance Parties on the insurance claim (the “Additional Insurance Claim”) owned by the Company and listed in the attached List of Property in order to secure the Secured Obligations.

2.	The Company shall, on the date of this letter, obtain the original Acknowledgement of Pledge duly executed by or on behalf of the relevant insurance company with a Confirmed Date affixed and submit it, together with the original of the relevant insurance policy, to the Security Agent who shall hold them for and on behalf of each of the Finance Parties.

3.	The Additional Insurance Claim shall constitute the “Additional Pledged Insurance Claim” and be subject to security pursuant to the Security Agreement. Unless otherwise provided in this letter, the provisions of the Security Agreement shall apply to the Additional Insurance Claim.

4.	Unless a contrary indication appears, a term defined in the Security Agreement or by reference therein has the same meaning when used in this letter.

SCHEDULE 9

Pro Forma Real Property Report

No.	Land/Building	Location	Land No./ Building No.	Category	Structure	Acreage (sq. m.)/ Floor space (sq. m.)

SCHEDULE 10

Pro Forma Movable Property Report

1.	Machinery

No.	Category	Features	Location	Note

2.	Other Movable Property

No.	Category	Features	Location	Note

SCHEDULE 11

Pro Forma Instruction of Constructive Delivery

MM/DD/2007

[Address]

[Company Name]

6, Monden Kogyo Danchi, Aizuwakamatsu-shi, Fukushima

Spansion Japan Limited

[Name], Representative Director

Re: Instruction of Constructive Delivery

On MM/DD/2007, we are supposed to create a co-owned security assignment, for the secured parties listed below, on the inventory listed below which you keep for us under the contract and at the place described below. Therefore, we hereby instruct you to continue to keep the said inventory for such secured parties and GE Capital Leasing Corporation (Address: Akasaka Park Bldg., 5-2-20 Akasaka, Minato-ku, Tokyo) which is the security agent of such secured parties.

List of inventory:

Location	Inventory (Category)
[ ]	[ ]

List of secured parties

Name	Address
[ ]	[ ]
[ ]	[ ]